EXHIBIT 99.1

C&F FINANCIAL CORPORATION

Tuesday, October 1, 2013

Contact:     Tom Cherry, Executive Vice President & CFO

(804) 843-2360

C&F Financial Corporation Completes Acquisition of

Central Virginia Bankshares, Inc.

WEST POINT, Va., October 1, 2013-- C&F Financial Corporation (“C&F”) (NASDAQ: CFFI), the one-bank holding company for Citizens and Farmers Bank (or C&F Bank), today announced that it has completed its acquisition of Central Virginia Bankshares, Inc. (“CVB”), the one-bank holding company for Central Virginia Bank, effective October 1, 2013. CVB shareholders will receive $0.32 for each share of CVB common stock they owned, or approximately $853 thousand in the aggregate. In addition, C&F purchased from the U.S. Treasury for $3.35 million all of CVB’s preferred stock and warrants issued to the U.S. Treasury under the Capital Purchase Program. CVB’s stock symbol “CVBK” was retired effective October 1, 2013.

“We are extremely pleased to welcome CVB customers and employees to the C&F family,” said Larry G. Dillon, C&F’s President and CEO. “This transaction is a strategic expansion of C&F’s presence in the growing Richmond area, which is one of the best markets the Commonwealth has to offer. We look forward to offering more products, locations and services to both C&F and CVB customers. The addition of the CVB branch network, which has a very strong deposit base, along with C&F’s recently announced plans to grow its commercial lending presence in the Richmond market, will help strengthen the combined company’s balance sheet and increase future earnings of the retail banking segment.”

“We are also excited to announce that Jim Napier, the previous chairman of Central Virginia Bank’s Board of Directors, will continue serving on Central Virginia Bank’s Board and has been appointed to the Board of Directors of C&F Bank,” added Dillon. “Jim is President of Napier Realtors ERA, which serves the Metropolitan Richmond and Tri-Cities area. Jim has been in the real estate business since 1976 and his experience in real estate sales and his knowledge of real estate in general provide him with attributes that will make him a great addition to C&F Bank’s Board of Directors.”

With the completion of the acquisition, the combined organization’s total assets approximate $1.4 billion and total deposits approximate $1.0 billion.

About C&F

C&F is the parent of C&F Bank, which was founded in 1927 in West Point, Virginia, and is one of the oldest independent community banking organizations headquartered in Virginia. C&F Bank provides full-service banking to the eastern region of Virginia with 18 branch locations including the counties of Middlesex, James City, New Kent, Hanover, Henrico, and Goochland, as well as the town of West Point and the cities of Williamsburg, Newport News, Hampton, and Richmond. CVB, which is now a wholly-owned subsidiary of C&F, is the parent of Central Virginia Bank, which is a 40-year old community bank providing full-service banking through seven branch locations including the counties of Powhatan, Cumberland, Chesterfield and Henrico.

C&F FINANCIAL CORPORATION

Tuesday, October 1, 2013

Contact:     Tom Cherry, Executive Vice President & CFO

(804) 843-2360

C&F offers full investment services through its subsidiary C&F Investment Services, Inc. C&F Mortgage Corporation provides mortgage, title and appraisal services through 18 offices located in Virginia, Maryland, North Carolina, Delaware and New Jersey. C&F Finance Company purchases automobile loans in Virginia, Tennessee, Maryland, North Carolina, Georgia, Ohio, Kentucky, Indiana, Alabama, Missouri, Illinois, Texas and West Virginia through its offices in Virginia, Tennessee and Maryland.

Additional information is available on C&F's website at www.cffc.com.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are statements that include expectations, outcomes or beliefs about events or results or otherwise are not statements of historical facts, including, without limitation, statements relating to the acquisition as well as future services to be offered by, and the financial condition and performance of, the combined organization. These forward-looking statements are based on the beliefs of the combined company’s management, as well as assumptions made by, and information currently available to the combined company’s management. These statements are inherently uncertain, and there can be no assurance that the underlying assumptions will prove to be accurate. Actual future results and trends may differ materially from historical results or those anticipated depending on a variety of factors, including but not limited to, a failure of the combined company to achieve the operations and results, including cost savings, continued relationships with major customers and deposit attrition, expected after the acquisition. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this press release.

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